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                                                                       Exhibit 1
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                           JAMES RIVER COAL COMPANY

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                                                                            Principal Occupation
Name                                             Title                     if Different from Title
----                                             -----                     -----------------------

James B. Crawford                 Chairman of the Board, President and
James River Coal Company          Chief Executive Officer                  N/A
701 East Byrd Street
Richmond, Virginia  23219

James D. Dotson                   Senior Vice President, Director          President, McCoy Elkhorn
McCoy Elkhorn Coal Corporation                                             Coal Corporation
1148 Long Fork Road
Kimper, KY  41539

A. Hugh Ewing                     Director                                 President, Ewing Monroe &
Ewing Monroe & Company                                                     Company
One James Center, Suite 1410
901 East Cary Street
Richmond, VA  23219

John A. Hill                      Director                                 Chairman, First Reserve
First Reserve Corporation                                                  Corporation
475 Steamboat Road
Greenwich, CT  06830

William E. Macaulay               Director                                 President & Chief Executive
First Reserve Corporation                                                  Officer, First Reserve
475 Steamboat Road                                                         Corporation
Greenwich, CT  06830

George S. Slocum                  Director                                 President, Slocum Enterprises
Slocum Enterprises
10776 Bridlewood
Houston, TX  77024

John C. Bumgarner, Jr.            Director                                 Senior Vice President
The Williams Companies                                                     Corporate Development
One Williams Center                                                        The Williams Companies
East 2nd Street
Tulsa, OK  74172

Patricia R. Ward                  Vice President                           N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219

William T. Sullivan, Jr.          Vice President & Treasurer               N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219

Elizabeth H. Murie                Controller                               N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219

Michelle S. Randolph              Secretary                                N/A
James River Coal Company
701 East Byrd Street
Richmond, Virginia  23219
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